SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934





         Date of Report (date of earliest event reported): April 7, 1997




                         CERX ENTERTAINMENT CORPORATION
             (Exact Name of Registrant as specified in its Charter)


                                     Nevada
                 (State or other jurisdiction of incorporation)


                  0-25022                                   72-1148906
         (Commission File Number)                  (IRS Employer Ident. Number)



              90 Madison Street, Suite 707, Denver, Colorado 80206
            (Address of Principal Executive Offices, incl. Zip Code)



         Registrant's telephone number, incl. area code: (303) 355-3350



          (Former name or former address, if changed since last report)

Item 4. Changes in the Registrant's Certifying Accountant.

     (a) Effective April 7, 1997, the Registrant dismissed Johnson, Holscher & Company, P.C. ("Johnson Holscher") as its independent accountants with the acquiesence of Johnson Holscher. The reason for the dismissal was that Johnson Holscher indicated its inability to perform the audit of the Registrant's financial statements within a time frame which would permit a timely filing by the Registrant of its annual report on Form 10-KSB, which is due on or before April 15, 1997. The Registrant on the same date engaged the services of Stephen
M. Siedow, P.C., Certified Public Accountant, as its independent accountant.

     (b) In connection with Johnson Holscher's audit of the Registrant's balance sheets for the years ended December 31, 1995 and 1994, and their audit of the Registrant's statements of operations and cash flows for the years ended
December 31, 1995, 1994 and 1993, and through the date of this report, there have not been any disagreements with Johnson Holscher on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     (c) Johnson Holscher's reports on the Registrant's balance sheets for the years ended December 31, 1995 and 1994, and statements of operations and cash flows for the years ended December 31, 1995, 1994 and 1993, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified as to uncertainty, audit scope or accounting principles. There were no disagreements on any matters of accounting principle or practices, financial statement disclosures, or auditing scope or procedure in connection with Johnson Holscher's audits of the Registrant's financial statements for such years which, if not resolved to the auditors' satisfaction, would have caused them to make reference in their audit reports on the subject matter of the disagreement.

     (d) The Registrant files herewith copies of the former accountants' letter addressed to the Commission stating that it agrees with the Registrant's statements made above in response to this item as soon as is practicable after its receipt.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits. The following exhibits are filed as part of this report:

     28.1 Letter of Johnson, Holscher & Company, P.C.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


DATED: April 8, 1997
                                        CERX ENTERTAINMENT CORPORATION



                                       By: /s/ John D. Brasher Jr.
                                       ---------------------------
                                       John D. Brasher Jr., Chairman, President,
                                       Chief Executive and Financial Officer